UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

Proposed Underwritten Offering of Ordinary Shares

On November 6, 2019, Quotient Limited (the “Company”) commenced an underwritten public offering of its ordinary shares (the “Proposed Offering”). All of the ordinary shares to be sold in the Proposed Offering will be offered by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the ordinary shares sold in the Proposed Offering. The Proposed Offering is subject to market conditions, and there can be no assurance as to whether or when the Proposed Offering may be completed, or the actual size or terms of the Proposed Offering.

A Registration Statement on Form S-3 (File No. 333-226800) (the “Registration Statement”) relating to the ordinary shares offered in the Proposed Offering was filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2018, and declared effective by the SEC on August 24, 2018. On November 6, 2019, the Company filed with the SEC a preliminary prospectus supplement and accompanying prospectus relating to the Proposed Offering that form a part of the Registration Statement. Copies of these documents can be accessed without charge by visiting the SEC’s website at www.sec.gov. To review the preliminary prospectus supplement and accompanying prospectus relating to the Proposed Offering, click the following link on the SEC’s website:

https://www.sec.gov/Archives/edgar/data/1596946/000119312519285925/d809524d424b5.htm

Suspension of ATM Offering

As previously disclosed by the Company on its Current Report on Form 8-K filed May 31, 2019, on May 31, 2019, the Company entered into an Open Market Sale Agreement (the “Sale Agreement”) pursuant to which the Company may issue and sell from time to time in an “at-the-market” public offering (“ATM Offering”) ordinary shares having an aggregate offering price of up to $80 million (the “Maximum Program Amount”). As of September 30, 2019, no shares had been issued or sold under the Sale Agreement. The Company has suspended offers and sales under the ATM Offering in contemplation of the Proposed Offering.

The ordinary shares offered in the ATM Offering are also registered under the Registration Statement. In addition, on May 31, 2019, the Company filed with the SEC a prospectus supplement and accompanying prospectus relating to the ATM Offering that form a part of the Registration Statement. To review the prospectus supplement and accompanying prospectus relating to the ATM Offering, click the following link on the SEC’s website:

https://www.sec.gov/Archives/edgar/data/1596946/000119312519162843/d741346d424b5.htm

The Maximum Program Amount is subject to adjustment pursuant to the terms of the Sales Agreement based on the dollar amount of shares that are registered under the Registration Statement. Immediately prior to the Proposed Offering, approximately $130 million shares were registered under the Registration Statement, and the Company expects that the completion of the Proposed Offering will reduce the Maximum Program Amount that the Company can issue and sell from time to time in the ATM Offering.

If the Proposed Offering is completed, depending on the aggregate offering price of the ordinary shares the Company sells in the Proposed Offering, the net proceeds the Company receives in the Proposed Offering and the Company’s future capital requirements, following the completion of the Proposed Offering, the Company will either terminate the ATM Offering or subsequently recommence the ATM Offering with a reduced Maximum Program Amount. If the Proposed Offering is completed and the Company determines to terminate the ATM Offering, the Company intends to file a Current Report on Form 8-K announcing the termination. If the Proposed Offering is completed and the Company determines not to terminate the ATM Offering, following the earlier to occur of the exercise in full of the underwriters’ option to purchase additional shares in the Proposed Offering and the expiration of such option, the Company intends to file a prospectus supplement in respect of the ATM Offering to disclose the reduced Maximum Program Amount for the ATM Offering.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding the Proposed Offering and the ATM Offering. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: market conditions; the Company’s ability to satisfy closing conditions related to the Proposed Offering; and other risks set forth in the Company’s most recent Annual Report on Form 10-K, as amended, as well as other documents that the Company files with the SEC, including the Registration Statement for the Proposed Offering and the ATM Offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2019	QUOTIENT LIMITED

	By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer